SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-INTEREP NATL RADIO

                    GABELLI INTERNATIONAL LTD
                                 5/09/02            1,500             4.0667
                                 5/08/02            3,900             4.0000
                                 5/07/02            6,100             3.8849
                    GAMCO INVESTORS, INC.
                                 5/13/02           30,000             4.0750
                                 5/09/02           38,500             4.1524
                                 5/09/02            5,000             4.1000


          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NASDAQ NATIONAL MARKET.

          (2) PRICE EXCLUDES COMMISSION.